REVOLVING CREDIT NOTE

$1,000,000 January 31, 2024

FOR VALUE RECEIVED, the undersigned, Ethema Health Corporation, a corporation organized under the laws of the State of Colorado, American Treatment Holdings Inc., a corporation organized under the laws of the State of Florida, and Evernia Health Center, LLC, a limited liability company organized under the laws of the State of Florida (collectively, the "Borrower") hereby promises to pay to the order of Testing 123 LLC, a limited liability company organized under the laws of the State of Delaware ("Lender"), in accordance with the provisions of the Revolving Line of Credit Agreement, entered into between Borrower and Lender, dated as of the date hereof (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Credit Agreement"), the principal sum of up to One Million Dollars ($1,000,000) or such lesser amount as may from time to time be outstanding under the Loans (as defined in the Credit Agreement), made pursuant to the Credit Agreement, together with interest on the Loans at the rate or rates hereinafter set forth. All capitalized terms not otherwise defined in this Note shall have the meanings defined in the Credit Agreement and in the event of any inconsistency between this Note and the Credit Agreement, the terms of the Credit Agreement shall control.

1. Interest. The Borrower promises to pay interest on each Loan, at the interest rates and at the times provided in the Credit Agreement.

2. This Revolving Credit Note is the Note described in the Agreement, is entitled to the benefits thereof, and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Revolving Credit Note is secured by the Collateral and is entitled to the benefits pursuant to the Security Agreement as defined in the Credit Agreement. The events of default described in Section 5.1 of the Agreement shall constitute Events of Default of this Note. Upon the occurrence and continuation of any Event of Default, all principal and all interest then remaining unpaid on this Revolving Credit Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

3. Loans made by the Lender shall be evidenced by one or more records or accounts maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Revolving Credit Note and endorse thereon the date, amount and maturity of its Loans; provided that any failure of the Lender to make any such recordation or endorsement shall not affect the Obligations of the Borrower under this Revolving Credit Note.

4. The Borrower hereby waives diligence, presentment, demand, protest, notice of intent to accelerate, notice of acceleration, and any other notice of any kind. No failure on the part of the holder hereof to exercise, and no delay in exercising, any right, power or privilege hereunder shall operate as a waiver thereof or a consent thereto; nor shall a single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

5. The rights and remedies of the Lender as provided in this Revolving Credit Note, in the Credit Agreement, and in the Security Agreement and in law or equity, shall be cumulative and concurrent, and may be pursued singularly, successively, or together at the sole discretion of the

Lender, and may be exercised as often as occasion therefor shall occur; and the failure to exercise any such right or remedy shall in no event be construed as a waiver or a release of any such right or remedy.

6. It is expressly agreed that if this Note is referred to an attorney or if suit is brought to collect this Revolving Credit Note or any amount due under this Revolving Credit Note, or to enforce or protect any rights conferred upon Lender by this Note then Borrower promises and agrees to pay on demand all costs, including without limitation, reasonable attorneys' fees, incurred by Lender in the enforcement of Lender's rights and remedies under this Revolving Credit Note, and such other agreements.

7. The terms, covenants, and conditions contained in this Revolving Credit Note shall be binding upon the heirs, executors, administrators, successors, and assigns of Borrower, and each of them, and shall inure to the benefit of the heirs, executors, administrators, successors and assigns of Lender.

8. This Revolving Credit Note shall be construed under and governed by the laws of the State of Delaware without regard to conflicts of law. Any action brought by either party against the other concerning the transactions contemplated by this this Revolving Credit Note shall be brought only in the state and/or federal courts located in Delaware and shall be subject to the terms and conditions described in Section 9 of the Credit Agreement.

9. No provision of this Note shall be construed or so operate as to require the Borrower to pay interest at a greater rate than the maximum allowed by applicable state or federal law. Should any interest or other charges paid or payable by the Borrower in connection with this Note or the Loan result in the computation or earning of interest in excess of the maximum allowed by applicable state or federal law, then any and all such excess shall be and the same is hereby waived by Lender, and any and all such excess paid shall be credited automatically against and in reduction of the outstanding principal balance due of the Loan, and the portion of said excess which exceeds such principal balance shall be paid by Lender to the Borrower.

[*Signature page follows*]

IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by its duly authorized officer as of the date noted above.

ETHEMA HEALTH CORPORATION

DocuSigned by:
By: Shawn E. Leon
Name: Shawn Leon
Title: President

AMERICAN TREATMENT HOLDINGS, INC.

DocuSigned by:
By: Shawn E. Leon
Name: Shawn Leon
Title: President

EVERNIA HEALTH CENTER, LLC

DocuSigned by:
By: Shawn E. Leon
Name: Shawn Leon
Title: Manager

[*Signature page to Revolving Credit Note*]